EXHIBIT 14.(a).2


April 20, 2005
Kost Forer and Gabbay
Certified Public Accountant
3 Aminadav Street
Tel-Aviv 67067
Gentlemen:

                RE: ALBAHEALTH LLC (HEREINAFTER - "THE COMPANY")

In connection with our examination of the financial statements of the Company for the year ended December 31, 2004, we wish to advise you:

     1. We are aware that the financial statements of the Company, which we have examined, will be included in the consolidated financial statements of TEFRON LTD and our reports with respect to the financial statements of the Company will be relied upon by you.

     2. We hereby consent to the inclusion of our report relating to our examination of the financial statements of the Company covering the balance sheets as of December 31, 2004 and 2003 and the related statements of income, members' equity and cash flows for the years ended December 31, 2004 and 2003, in the annual report of TEFRON LTD on Form 20F, which is to be filed with the U.S. Securities and Exchange Commission (U.S. SEC) and to the incorporation by reference of such report into the Registration Statement on Form S-8 (No. 333-111932).

     3. We are independent with respect to all entities in the TEFRON LTD group, under the requirements of the Public Company Accounting Oversight Board (PCAB) and the requirements of the United States Securities and Exchange Commission (SEC).

     4. We are familiar with accounting principles generally accepted in the United States of America and standards of the PCAOB and the financial statements of the above Company have been prepared in accordance with such principles.

     5. We are familiar with auditing standards generally accepted in the United States of America (U.S. GAAS) promulgated by the American Institute of Certified Public Accountants, and our examination with respect to the financial statements of the Company was conducted in accordance with U.S. GAAS. Kost Forer and Gabbay.

     6. We are familiar with Regulation S-X and other published accounting rules and regulations of the U.S. SEC and the financial statements of the Company are prepared in accordance with, and contain the necessary disclosures required by, such rules and regulations.

Sincerely,

/s/ McGladrey & Pullen, LLP